UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2013

AMERICAN EXPRESS CREDIT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6908	11-1988350
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, World Financial Center New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 572-4944

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations

For the year ended December 31, 2012, American Express Credit Corporation (the “Company”) expects to report (a) net income of $339 million compared to $397 million for the year ended December 31, 2011, (b) provisions for losses of $143 million compared to $80 million for the year ended December 31, 2011 and (c) a ratio of earnings to fixed charges of 1.38 compared to 1.49 for the year ended December 31, 2011.  These results represent preliminary estimates for the year ended December 31, 2012.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS CREDIT CORPORATION (REGISTRANT)

By:	/s/ Carol V. Schwartz
Name: Carol V. Schwartz
Title: Secretary

Date:  January 23, 2013